UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Workstream Inc.
(Name of Registrant as Specified In Its Charter)
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WORKSTREAM INC.

NOTICE OF 2008 ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2008 Annual and Special Meeting of the Shareholders of WORKSTREAM INC. will be held on Friday, May 29, 2009 at the office of our Canadian legal counsel, Perley- Robertson, Hill & McDougall, LLP, located at 340 Albert Street, Suite 1400, Ottawa, Ontario K1R 0A5, commencing at 10:00 a.m. ET for the following purposes:

1.	To elect the following persons as members of our Board of Directors:

Michael Mullarkey
Thomas Danis
Michael Gerrior
Mitchell Tuchman

2.	To appoint Cross, Fernandez and Riley, LLP as our independent registered public accounting firm and auditor;

3.	To authorize the directors to fix the remuneration of our auditors;

4.	To receive and consider our financial statements for the fiscal year ended May 31, 2008, together with the auditors’ report thereon and the Annual Report to the Shareholders; and

5.	To transact such further and other business as may properly be brought before the meeting or any adjournment or any adjournments thereof.

The enclosed proxy is solicited by our management.  We have enclosed a copy of our Annual Report for the fiscal year ended May 31, 2008, which is not a part of the proxy soliciting materials. The financial statements referred to in Item 4 above are included as part of the 2008 Annual Report.

Your vote is important.  Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting.  Please see the proxy card for instructions on how to vote.  You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy circular and proxy statement or by attending the meeting and voting in person.

DATED this 30th day of April 2009,

BY ORDER OF THE BOARD OF DIRECTORS

Michael Mullarkey, Executive Chairman
NOTE:
IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY.  A POSTAGE PAID ADDRESSED ENVELOPE HAS BEEN ENCLOSED.

WORKSTREAM INC.

495 March Road

Suite 250

Ottawa, Ontario Canada K2K 3G1

(613) 270-0619

____________________

PROXY CIRCULAR AND PROXY STATEMENT
for

2008 Annual and Special Meeting of Shareholders

Friday, May 29, 2009
____________________

This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by, or on behalf of, the management of Workstream Inc., incorporated under the laws of Canada, for use at the 2008 Annual and Special Meeting of Shareholders to be held on Friday, May 29, 2009 at 10:00 a.m. ET at the office of our Canadian legal counsel, Perley-Robertson, Hill & McDougall, LLP, located at 340 Albert Street, Suite 1400, Ottawa, Ontario K1R 0A5 and at any adjournment or adjournments thereof for the purposes set forth in the Notice of Meeting.  Except as otherwise stated, the information contained herein is given as of April 30, 2009.

The Notice of Meeting, this document and the Form of Proxy will be mailed commencing on or about May 6, 2009 to shareholders of record as of the close of business on April 23, 2009, the record date for the Meeting.

SOLICITATION OF PROXIES BY MANAGEMENT

THE ENCLOSED PROXY IS BEING SOLICITED BY, OR ON BEHALF OF, OUR MANAGEMENT and the cost of such solicitation will be borne by us, including the cost of preparing, assembling and mailing proxy materials, handling and tabulating the proxies returned, and charges of brokerage houses, nominees and fiduciaries in forwarding proxy materials to our beneficial owners.  The solicitation of proxies will be primarily by mail, but proxies may also be solicited by telephone or other personal contact by our directors, officers and employees or by our transfer agent and registrar. We will reimburse their expenses for doing this.

INFORMATION ON VOTING

Appointment Of Proxies

The persons named in the enclosed Form of Proxy are our directors and officers.  A shareholder desiring to appoint some other person to represent him/her at the Meeting may do so by inserting such person’s name in the blank space provided in the Form of the Proxy or by completing another form of proxy and in either case delivering the completed proxy to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Proxy Department, not later than the day preceding the Meeting or by depositing it with the Chairman of the Meeting prior to the commencement of the Meeting. It is the responsibility of the shareholder appointing some other person to represent him/her to inform such person that he/she has been so appointed. The proxy must be executed by the shareholder or his/her attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof, duly authorized.

Revocability Of Proxies

A shareholder executing the enclosed Form of Proxy has the right to revoke it under subsection 148(4) of the Canadian Business Corporation Act.  A shareholder may revoke a proxy by depositing an instrument in writing executed by him/her or by his/her attorney authorized in writing at our executive offices at 495 March Road, Suite 250, Ottawa, Ontario K2K 3G1 at any time up to and including the last business day preceding the day of the

Meeting, or any adjournment or adjournments thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment or adjournments thereof or in any other manner permitted by law.

Voting By Proxy

For the purpose of voting by proxy, proxies marked as “WITHHOLD/ABSTAIN” will be treated as present for the purpose of determining a quorum but will not be counted as having been voted in respect of any matter to which the instruction to “WITHHOLD/ABSTAIN” is indicated.

Your common shares may not be registered in your name but in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates).  If your common shares are registered in the name of an intermediary, you are a non-registered Shareholder.

We have distributed copies of this document to intermediaries for distribution to non-registered shareholders. Unless you have waived your rights to receive these materials, intermediaries are required to deliver them to you as a non-registered shareholder of Workstream and to seek your instructions as to how to vote your common shares.  Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter.  Common shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.

On any ballot that may be called for regarding the matters listed in the Notice of Meeting and in the Form of Proxy, the common shares of Workstream will be voted or withheld from voting in accordance with the instructions of the shareholder indicated on the Form of Proxy by marking an “X” in the boxes provided for that purpose on the Form of Proxy.  In the absence of such instructions the common shares will be voted: (i) “FOR” the election of directors; (ii) “FOR” the appointment of auditors; and (iii) “FOR” authorizing the directors to fix the auditors’ remuneration, in each case, as referred to in this Proxy Circular and Proxy Statement.

Exercise Of Discretion By Proxies

If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, the enclosed Form of Proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting.

Authorized Capital, Voting Shares And Principal Holders Thereof

We are authorized to issue an unlimited number of common shares, an unlimited number of Class A Preferred Shares and an unlimited number of Series A Convertible Preferred Shares. Our shareholders of record as at the close of business on April 23, 2009, the record date, are entitled to receive notice of, and vote at, the Meeting.  As of that date, 56,737,300 common shares were issued and outstanding and entitled to vote.  As of April 23, 2009, there are no Class A Preferred Shares or Series A Convertible Preferred Shares outstanding.  The holders of the common shares are entitled to one vote at any meeting of our shareholders for each common share held.

The presence at the Meeting, in person or by proxy, of the holders of at least 33-1/3% of the outstanding common shares entitled to be voted at the Meeting constitutes a quorum for the transaction of business at the Meeting.

Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth as of April 30, 2009 certain information with respect to the beneficial ownership of each person whom we knew or, based on the filing of a Schedule 13G, believe to be the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Common Shares Number of Shares (1)	Percent

Michael Mullarkey c/o Workstream Inc. 495 March Road, Suite 250 Ottawa, Ontario, K2K 3G1	11,157,112	19.66%
Charles H. Finnie 128 Alvarado Road Berkeley, CA 94705	5,171,184	9.11%
Odessy Value Advisors, LLC 601 Montgomery, Suite 1112 San Francisco, CA 94111	4,945,358	8.72%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	3,328,308	5.71%

(1)
With respect to each shareholder, the number of shares includes any shares issuable upon exercise of options or warrants held by such shareholder that are or will become exercisable within 60 days of April 17, 2009.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 30, 2009 the beneficial ownership of our common stock by (i) each director, (ii) each nominee for election to the Board of Directors, (iii) each person who served as our principal executive officer (“PEO”) during our fiscal year ended May 31, 2008, (iv) each of our other two most highly compensated executive officers other than the PEO who were serving as executive officers as of May 31, 2008; (v) up to two additional individuals for whom disclosure would have been provided above, but for the fact that the individual was not serving as an executive officer as of May 31, 2008 (the individuals in (iii), (iv) and (v) are collectively referred to as the “Named Executive Officers”) and (vi) all the directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Michael Mullarkey	11,157,112	(2)	19.66%
Thomas Danis	320,927	(3)	*
Michael A. Gerrior	114,001	(3)	*
Mitchell Tuchman	140,016	(3)	*
Steve Purello	841,600	(4)	1.47%
Jay Markell(5)	1,700		*
Deepak Gupta(6)	250,000		*
Phil Oreste(7)	30,000		*
Steve Lerch(8)	100,000		*
All current executive officers and directors as a group (5 persons)	12,573,656	(9)	21.92%
*  Less than 1%.

(1)
With respect to each beneficial owner, the number of shares includes any shares issuable upon exercise of options held by such beneficial owner that are or will become exercisable within 60 days of April 17, 2009.  Unless otherwise noted, each beneficial owner has sole voting and investment power over the shares that he owns.  Each of these persons may be contacted at our Company address.

(2)	Includes options exercisable for 15,555 common shares.
(3)	Includes options exercisable for 40,000 common shares.
(4)	Includes options exercisable for 500,000 common shares.
(5)	Mr. Markell served as our Chief Financial Officer from February 2008 until his resignation in January 2009.
(6)	Mr. Gupta served as our President and Chief Executive Officer until his resignation in February 2008.
(7)	Mr. Oreste served as our Chief Financial Officer from August 2007 until his resignation in February 2008.
(8)	Mr. Lerch served as our Chief Financial Officer until his resignation in August 2007.
(9)	Includes options exercisable for 635,555 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”).  Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended May 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except that Mr. Oltman, a former Director of the Company, inadvertently failed to file a Form 4 in a timely manner in September 2007, each of Mr. Tuchman, Gerrior and Danis inadvertently failed to file a Form 4 in a timely manner in November 2007, and Mr. Purello inadvertently failed to file a Form 4 in a timely manner in December 2007.

 PROPOSAL 1 - ELECTION OF DIRECTORS

At the Meeting, Shareholders will be asked to approve the election of directors, as a group, by resolution, which requires that a majority of the votes cast at the Meeting be voted “FOR” the resolution for the election of nominees as a group.  Unless a contrary choice is specified, proxies solicited by management will be voted “FOR” the nominees for director set forth below.

At the Meeting, four directors are to be elected to the Board of Directors. All of the nominees currently serve as members of the Board of Directors and are standing for re-election.  The term of office of each of the current directors is due to expire immediately prior to the election of directors at the Meeting.  There are three vacancies on the Board of Directors that will not be filled at the Meeting.  We are in the process of identifying suitable individuals to fill these vacancies.  Once we have identified these individuals, we expect to fill such vacancies as prescribed in our bylaws.

We do not know of any reason why any of these nominees would not accept the nomination.  However, if any nominee does not accept the nomination, the persons’ names in the Form of Proxy will vote for the substitute nominee that the board recommends.

Set forth below is more detailed information regarding each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

Name	Age	Director Since	Position
Michael Mullarkey	41	2001	Chairman of the Board of Directors
Thomas Danis	62	2001	Director (1)(2)(3)
Michael Gerrior	58	2001	Director (1)(2)(3)
Mitchell Tuchman	52	2005	Director (1)(2)(3)

(1)  Member of the Audit Committee of the Board of Directors.

(2)  Member of the Compensation Committee of the Board of Directors.

(3)  Member of the Nominating Committee of the Board of Directors.

Michael Mullarkey has been the Chairman of our Board of Directors since November 2001 and served as our Chief Executive Officer from April 2001 through January 2007.  From April 2003 until December 2006, Mr. Mullarkey assumed the responsibilities of President, a position he previously held from April 2001 until November 2001.  From January 2001 to April 2001, Mr. Mullarkey was the President, Secretary and a Director of Paula Allen Holdings, Inc., a full service outplacement firm in the United States, which we acquired in April 2001.  From October 1999 to December 2000, Mr. Mullarkey returned to Sony Corporation where he served as General Manager.  From January 1998 to September 1999, Mr. Mullarkey was the co-founder and managing director of Information Technology Mergers & Acquisitions, LLC, an investment capital group managing private equity funding and investing in emerging technology markets and organizations.  From October 1989 to February 1997, Mr. Mullarkey was employed by Sony Corporation of America, a subsidiary of Sony Corporation, where his most recent position was Vice President and General Manager.  Prior to serving as Sony Corporation of America’s Vice President and General Manager, Mr. Mullarkey served as its National Sales Manager, a position he held from 1992 to 1994, and prior to that he served as one of its Sales Executives.

Thomas Danis has been a member of our Board of Directors since 2001.  Mr. Danis is currently a Managing Principal and co-founder of RCP Advisors, a fund-of-funds private equity firm.   Mr. Danis is also a consultant with Aon Corporation, a provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting.  Prior to becoming a consultant in 2008, Mr. Danis served as an executive with Aon from 1992 to 2008.  Mr. Danis earned his B.S. in business administration from the University of Colorado. Mr. Danis serves on the Board and investment committee of RCP Advisors.

Michael Gerrior has been a member of our Board of Directors since April 2001.  From 1988 to present, Mr. Gerrior has been a partner at Perley-Robertson, Hill & McDougall LLP, our Canadian legal counsel where he assists his clients with mergers and acquisitions, securities matters and corporate governance.  He has concluded private placements, venture capital transactions, and public offerings on various exchanges, including NASDAQ, the TSX Venture Exchange, the Toronto Stock Exchange and the Montreal Exchange.  He received his LL.B. from McGill University and also holds a bachelor’s degree in arts from St. Francis Xavier University.   Mr. Gerrior serves on the Board of Directors of Grey Horse Corporation, TayCon Capital Corporation and Chesstown Capital Inc.

Mitchell Tuchman has been a member of our Board of Directors since November 2005.  Mr. Tuchman is founder and CEO of MarketRiders, Inc., an internet-based investment advisor.  Mr. Tuchman brings more than 26 years experience in venture capital, public finance, strategy and technology in Silicon Valley. From 2001 until 2007, Mr. Tuchman consulted with Crestview Capital and Apex Capital on their technology micro-cap and special situations portfolios. From 1997 to 2001, Mr. Tuchman invested in and advised venture funds focusing primarily on Internet.  Mr. Tuchman began his career at Atari, Inc. and served as an operating executive for several Silicon Valley companies while leading them through strategic transformations. He currently serves on the boards of Phoenix Technologies (Nasdaq: PTEC) and Kowabunga! (AMEX: THK), where he is chairman the board.  Mr. Tuchman holds a B.S. in Business Administration from Boston University and an MBA from Harvard Business School.

Executive Officer Information

Steve Purello has been our President and Chief Executive Officer since February 2008. Prior to this appointment, Mr. Purello served as General Manager of the Company’s Career Networks business from January 2005 until February 2008.  In November 2006, Mr. Purello became responsible for managing our Rewards and Recognition business. From 2003 until January 2005, Mr. Purello served as General Manager of our 6FigureJobs subsidiary.

Meetings and Committees of the Board of Directors

Each of our directors other than Mr. Mullarkey qualifies as “independent” in accordance with the published listing requirements of NASDAQ. As required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

During the year ended May 31, 2008 (“fiscal 2008”), the Board of Directors held 30 meetings.  Each director attended more than 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which he served during fiscal 2008.

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee.  The Audit Committee is comprised of three non-employee directors: Messrs. Danis (Chairman), Gerrior and Tuchman. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in Rule 4200(a)(15) of the listing standards of the NASD and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.  Mr. Danis has been determined to be an “audit committee financial expert” as defined by the Securities and Exchange Commission.  The Audit Committee recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, internal accounting controls and audit practices and professional services rendered to us by such independent accountants. The Audit Committee held 10 meetings during fiscal year 2008.  The Board has adopted a written charter for the Audit Committee.  A copy of the Audit Committee charter may be found on our website at www.workstreaminc.com.

The Compensation Committee consists of Messrs. Tuchman (Chairman), Danis and Gerrior, each of which is deemed “independent” as described above.  The Compensation Committee makes recommendations to the Board on the compensation of the Chief Executive Officer, President and Chief Financial Officer and administers our stock option plan.  The Compensation Committee held six meetings during fiscal year 2008.  The Board is in the process of adopting a new charter for the Compensation Committee.  A copy of the Compensation Committee new charter will be posted on our website at www.workstreaminc.com after it is adopted.

The Board has established a Nominating Committee.  The Nominating Committee is comprised of three non-employee directors: Messrs. Tuchman (Chairman), Danis and Gerrior.  The Board is in the process of adopting a Nominating Committee Charter, a copy of which will be posted to our website at www.workstreaminc.com.  The Nominating Committee is responsible for recommending candidates for nomination and election to our Board of Directors and, when appropriate, reviewing the requisite skills and characteristics required of individual Board members in the context of the current composition of the Board, including such factors as business experience, diversity, personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board.  The Committee also considers candidates recommended by shareholders.  The names and biographies of any such proposed nominees should be sent to Workstream Inc., 485 N. Keller Road, Suite 500, Maitland, FL 32751, Attention: LeAnn Hitchcock.  The Nominating Committee held three meetings during fiscal year 2008.

Shareholder Communications with Directors

The Board of Directors welcomes communication from our shareholders.  Any Shareholder may communicate with either the Board as a whole, or with any individual director by sending a written communication to our Chief Executive Officer at our executive office located at 485 N. Keller Road, Suite 500, Maitland, FL 32751. All such communication sent to the Chief Executive Officer will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

We encourage, but do not require, the members of the Board to attend the annual meeting of Shareholders.  Messrs. Gerrior and Gupta (a director at the time of last year’s meeting) attended last year’s Annual and Special Meeting of Shareholders.

Compensation of Directors for Fiscal Year 2008

All directors are entitled to reimbursement of their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.  Directors who are not also Workstream employees or professionals on retainer with Workstream were paid an annual fee of $20,000 for fiscal year 2008.  The Chairman of the Board received an additional fee of $15,000 for fiscal year 2008.  Directors who are members of our Audit Committee (other than the Chairman of the Audit Committee) were paid an additional $15,000 for fiscal year 2008.  The Chairman of the Audit Committee was paid $25,000 for fiscal year 2008.  Messrs. Gerrior, Danis, Tuchman and Mullarkey were appointed to serve as members our Special Committee formed in January 2008 in connection with the proposed merger transaction with Empagio Acquisition LLC.   For their services on the Special Committee, we granted and approved a cash payment of an additional $50,000.  This grant was accrued as of May 31, 2008.  However, in November 2008, each member of the Special Committee waived his right to receive such amount due to the termination of the merger transaction in May 2008.  As a result, in the second quarter of fiscal 2009, we reversed the $200,000 in board fees that had been accrued.  The Chairman of the Nominating Committee was paid a $10,000 annual retainer for fiscal year 2008 and $5,000 a month from October 1, 2007 through March 31, 2008.  The Chairman of the Compensation Committee was paid $25,000 for fiscal year 2008.  Each director is eligible to participate in our 2002 Amended and Restated Stock Option Plan and is to receive 20,000 restricted stock units and option grants.

Director Compensation Table—Fiscal 2008

	Fees Earned or		Option	RSU	All Other
	Paid in Cash		Awards	Awards	Compensation		Total
Name	($)		($)(1)	($)(1)	($)		($)
Thomas Danis	135,000	(2)	13,800	13,800	--		162,600	(2)
Michael Gerrior	77,500	(2)	13,800	13,800	--		105,100	(2)
Mitchell Tuchman	140,416	(2)	13,800	13,800	--		168,016	(2)
Michael Mullarkey	85,000	(2)	--	--	435,000	(3)	520,000	(2)

(1)
Represents the compensation expense incurred by us in the fiscal year in connection with grants of stock options calculated in accordance with SFAS 123(R). See Footnote 10 of our financial statements for additional information, including valuation assumptions used in calculating the fair value of the award.

(2)
Includes $50,000 earned by each director in connection with his service as a member of the Special Committee in connection with our proposed merger transaction with Empagio Acquisition LLC.  In November 2008, each member waived his right to receive such amount due to the termination of the merger transaction in May 2008.

(3)	Consists of consulting fees paid to Mr. Mullarkey pursuant to a Consulting Agreement between us and Mr. Mullarkey, which terminated on September 1, 2008.

On November 18, 2008, the Board resolved to reduce the Board Fees to $3,000 per month, payable monthly, and resolved that no member of the Board will be entitled to receive any additional compensation other than the Board Fee in connection with his service as a member of any of the Audit Committee, Compensation Committee, Special Committee or Nominating Committee of the Board.

Company Employee Code of Conduct

The Board has adopted a Code of Conduct that applies to our directors, officers and employees, including our principal executive, financial and accounting officers and persons performing similar functions. The Code of Conduct will be made available, without charge, upon written request made to LeAnn Hitchcock for the Company at its offices located at 485 N. Keller Road, Suite 500, Maitland, FL 32751.  In addition, it is also available on our website at www.workstreaminc.com.

Certain Relationships and Related Transactions and Policy

Michael Gerrior, a member of our Board of Directors, is a partner in the law firm of Perley-Robertson, Hill & McDougall, LLP, which provides ongoing legal services to us.

We review all transactions involving us in which any of our directors, director nominees, significant Shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction.  All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest.  Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether or not to approve the transaction.  After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the company and its Shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation earned during the last two fiscal years by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Steve Purello, President & Chief Executive Officer (2)	2008	230,769	62,403	71,000	300,000	--	--	664,172

Jay Markell, Former Chief Financial Officer(3)	2008	124,308	--	21,900	10,650	--	--	156,858

Deepak Gupta, Former President & Chief Executive Officer (4)	2008 2007	245,878 140,000	105,000 --	177,083 35,417	-- 76,668	-- --	121,194(7) 5,398	649,155 257,483

Phil Oreste, Former Chief Financial Officer (5)	2008	136,373	33,750	35,100	--	--	73,460(8)	278,683

Steve Lerch, Former Chief Financial Officer (6)	2008 2007	72,494 250,000	-- 12,500	106,833 67,000	-- 135,168	-- --	132,319(9) 11,894	311,646 476,562

(1)
Represents the compensation expense incurred by us in the respective fiscal year in connection with the grants of restricted common stock or stock options, as applicable, calculated in accordance with SFAS 123(R). See Note 10 of Notes to Consolidated Financial Statements in our Form 10-K/A filed on November 17, 2008 for additional information, including valuation assumptions used in calculating the fair value of the award.

(2)	Mr. Purello became our President and Chief Executive Officer in February 2008. Mr. Purello receives an annual salary of $250,000.
(3)	Mr. Markell was our Chief Financial Officer from February 2008 until his resignation in January 2009. Mr. Markell received an annual salary of $140,000.
(4)	Mr. Gupta was our President and Chief Executive Officer until his resignation in February 2008.
(5)	Mr. Oreste was our Chief Financial Officer from August 2007 until his resignation in February 2008.
(6)	Mr. Lerch was our Chief Financial Officer until his resignation in August 2007.
(7)
Consists of a severance payment of $100,000, a car allowance of $10,500, which car allowance continues for one year following Mr. Gupta’s resignation and the payment of health insurance premiums of $10,694.

(8)	Consists of a severance payment of $62,500, a car allowance of $3,250 and the payment of health insurance premiums of $7,710.
(9)	Consists of a severance payment of $125,000, a car allowance of $1,154 and the payment of health insurance premiums of $6,165.

Equity Awards

The following table sets forth certain information concerning equity awards for our Named Executive Officers at May 31, 2008.

Outstanding Equity Awards At Fiscal Year-End—2008

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Steve Purello	26,667	13,333	–	1.31	01/21/11
	400,000	–	–	0.35	12/06/12
	–	100,000	–	0.66	05/31/13

Jay Markell	11,000	7,334	–	0.64	04/23/12
	15,000	15,000	–	0.36	12/06/12

Deepak Gupta	–	–	–	–	–

Phil Oreste	–	–	–	–	–

Steve Lerch	–	–	–	–	–

Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Share or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested (4)

Steve Purello	–	–	–	–

Jay Markell	3,333	15,767	–	–

Deepak Gupta	–	–	–	–

Phil Oreste	–	–	–	–

Steve Lerch	–	–	–	–

Stock Option Exercises and Holdings

The following table sets forth certain information concerning the exercise of options and the vesting of restricted stock for our Named Executive Officers during fiscal year 2008.

Option Exercises and Stock Vested—2008
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steve Purello	--	--	100,000	71,000

Jay Markell	--	--	3,333	1,900

Deepak Gupta	--	--	250,000	187,500

Phil Oreste	--	--	30,000	35,100

Steve Lerch	--	--	83,334	51,000

(1)  The dollar value is calculated by multiplying the number of shares of restricted stock that has vested by the market value of our common shares on the vesting date.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Steve Purello Employment Agreement.  On March 19, 2008, we and Steve Purello agreed to the terms of his employment agreement as President and Chief Executive Officer and entered into an amendment to his employment agreement dated December 6, 2007.  The employment agreement, as amended, has a one-year term that expires on December 6, 2008 and which automatically renews at the end of each renewal term for an additional one-year term unless either party provides prior notice of non-renewal. Mr. Purello will earn an annual base salary of $250,000. As part of his entering into the employment agreement in December 2007, Mr. Purello received 400,000 stock options, all of which have vested, and 100,000 Restricted Stock Units, all of which have vested.  If Mr. Purello’s employment is terminated by the Company without “cause” or by Mr. Purello for “good reason” (as such terms are defined in the agreement), he will be entitled to a payment from the Company equal to six months’ salary at the rate then in effect and the value of six months of benefits being received by Mr. Purello at the time of his termination.   In the event of a “change in control” (as defined in the employment agreement) during the term of the agreement, any unvested stock options, Restricted Stock Units or restricted stock held by Mr. Purello will become immediately vested and exercisable in full. If following a change in control Mr. Purello is terminated for any reason other than cause, he will receive a payment from the Company equal to six months’ salary at the rate then in effect and the value of six months of benefits being received by Mr. Purello at the time of termination. If there is a change in control with respect to the 6FigureJobs or Allen and Associates subsidiaries of the Company, Mr. Purello would receive 5% of the proceeds from any such sale and would be required to forfeit to the Company all of his stock options in the Company (unless he declines the 5% proceeds payment, in which case he would maintain such options).

Jay Markell Employment Agreement.  Effective as of February 15, 2008, the date on which Phil Oreste resigned as Chief Financial Officer, we entered into an employment agreement with Jay Markell pursuant to which Mr. Markell became the Chief Financial Officer. The employment agreement had a one-year term with an annual base salary of not less than $140,000. On December 23, 2008, Jay Markell resigned as Chief Financial Officer of effective as of January 16, 2009.  In connection with Mr. Markell’s resignation, the Company and Mr. Markell entered into a Separation Agreement pursuant to which the Company agreed to pay Mr. Markell three months of severance totaling $35,000 and $10,389 of accrued but unused vacation time.  In addition, the Company agreed to pay for Mr. Markell’s health insurance benefits until March 31, 2009.  As part of Separation Agreement, Mr. Markell agreed to forfeit options to purchase 26,000 common shares of the Company and 40,000 restricted stock units.  In addition, Mr. Markell agreed to continue to be bound by the non-competition and non-solicitation provisions of his Employment Agreement for the time periods set forth therein.

Michael Mullarkey Employment Arrangement. On January 5, 2009, the Board appointed Michael Mullarkey, the Company’s Executive Chairman, to take on a more active role in the day-to-day operations of the Company and oversee and assist in the financial duties as the Company’s Acting Chief Financial Officer upon the resignation of Mr. Jay Markell effective January 16, 2009.  It was resolved that Mr. Mullarkey would be paid $1,000 per day plus expenses for the time he had spent and will spend on Company business starting in November 2008.  Additionally, he is entitled to standard employee health insurance benefits.

Report of the Audit Committee

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  The Audit Committee is comprised solely of independent directors meeting the requirements of applicable Securities and Exchange Commission and NASDAQ rules.  Management has the primary responsibility for the financial statements and the reporting process.  Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements.  The Committee has reviewed and discussed with management and the independent auditors its audited financial statements as of and for the year ended May 31, 2008, as well as the representations of management regarding the Company’s internal control over financial reporting.  The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations.  The Committee also discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls, management’s representations regarding internal control over financial reporting, and the overall quality of Company’s financial reporting.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent auditors the written disclosures covered under the letter from independent auditors, required by Independent Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with the auditors their independence from Workstream and its management.  Finally, the Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Workstream’s Annual Report on Form 10-K/A for the year ended May 31, 2008, for filing with the Securities and Exchange Commission.

As described below, we are seeking Shareholder approval to appoint Cross, Fernandez and Riley, LLP, as our new independent auditors for fiscal year 2009, subject to Shareholder ratification of such appointment.

Submitted by the Audit Committee:

Thomas Danis (Chairman)
Michael Gerrior
Mitchell Tuchman

Fees Paid to Auditors

As part of its duties, the Audit Committee has also considered whether the provision of services other than audit services by the independent auditors to us is compatible with maintaining the auditors' independence.  The fees for all services provided by our independent auditors to us during fiscal year 2007 and fiscal 2008 were as follows:

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees Audit Related Fees Tax Fees All Other Fees	CDN $ 29,175 U.S. $ 363,459 U.S. $ 31,200 U.S. $ 155,847 --	CDN $ 203,405 U.S. $ 104,324 -- U.S. $ 85,840 --

Audit Fees
Audit fees include fees billed by McGladrey & Pullen, LLP and PricewaterhouseCoopers, our former auditors, for services rendered in connection with the audit of our annual financial statements and for the reviews of our quarterly financial statements.  Audit fees consist of those fees incurred in connection with statutory and regulatory filings or engagements and fees necessary to perform an audit or review in accordance with Generally Accepted Auditing Standards.  These fees also include charges for accounting research in connection with the audit and audit committee and shareholder meeting attendance.

Audit-Related Fees
Audit-related fees consist of the fees for reviewing registration statements, due diligence procedures and research and consultation on proposed transactions including the Empagio Merger.

Tax Fees
Tax fees relate to tax consultation and compliance services, and additional tax research. All of these fees were pre-approved by the Audit Committee.

Other Fees
There were no other fees paid to auditors during the fiscal years ended May 31, 2008 and May 31, 2007.

The audit committee has considered the services provided by McGladrey & Pullen, LLP as disclosed above in the captions “audit related fees” and “all other fees” and has concluded that such services are compatible with the independence of McGladrey & Pullen, LLP as the Company’s former principal accountant.

Audit Committee Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act and related Securities and Exchange Commission rules require that all auditing and permissible non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee of the Board of Directors.  Pursuant to Section 10A(i)(3) of the Exchange Act and related Securities and Exchange Commission rules, the Audit Committee has established procedures by which the Chairman of the Audit Committee may pre-approve such services provided that the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairman reports the details of the services to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2 - APPOINTMENT OF AUDITORS

On January 12, 2009, we received written notice from McGladrey & Pullen, LLP (“McGladrey”) stating that McGladrey was resigning as our independent registered public accounting firm effective upon completion of McGladrey’s review of our consolidated financial statements for the three and six month periods ended November 30, 2008 and the filing of our Quarterly Report on Form 10-Q for the quarter ended November 30, 2008.

The reports of McGladrey on our financial statements for the previous two fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that McGladrey’s report included in our Annual Report on Form 10-K/A for the fiscal year ended May 31, 2008 (the “2008 Annual Report”) included an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

During the previous two fiscal years and through McGladrey’s resignation, there have been no disagreements with McGladrey on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.  During the previous two fiscal years and through McGladrey’s resignation, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K except that our 2008 Annual Report contained a report in Item 9A(T) by management of a material weakness in internal control over financial reporting, that was identified by McGladrey, as a result of inadequate staffing in our accounting department.   Management has addressed the material weakness by changing staff and increasing the level and the training of its staff at the end of the third quarter and continuing through the fourth quarter of fiscal 2009.

On March 5, 2009, we engaged Cross, Fernandez and Riley, LLP (“CFR”), an independent member of the BDO Seidman LLP Alliance network of firms, to be our independent registered public accounting firm as approved by our Board of Directors, on the advice of its Audit Committee.  During fiscal years 2007 and 2008 and the subsequent interim period, we have not consulted with CFR with respect to any of the matters or reportable events set forth in Item 304(a)(2) of Regulation S-K.

Upon recommendation of the Audit Committee, the Board of Directors proposes to appoint CFR as the auditors of Workstream, to hold such position until the close of the next annual meeting of Shareholders.  If the Shareholders do not ratify this appointment by the affirmative vote of a majority of the votes present or represented by proxy at the Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

Since they were hired on March 5, 2009, there were (1) no disagreements between us and CFR on any matters of accounting principle or practices, financial statement disclosure, or auditing scope or procedures and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.  CFR has not issued any reports on our financial statements during the previous two fiscal years.  Accordingly, there were no reports that contained any adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principle.

A representative of CFR will be available to respond to appropriate questions.

The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to appoint CFR as our auditors. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" the appointment of CFR as our auditors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPOINTMENT OF CROSS, FERNANDEZ AND RILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR.

PROPOSAL 3 - AUTHORIZATION TO FIX THE REMUNERATION OF AUDITORS

In the past, our directors have negotiated with our auditors on an arms-length basis in determining the fees to be paid to the auditors in connection with the provision of audit services. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.  The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to authorize the directors to fix the remuneration of the auditors.  Unless a contrary choice is specified, proxies solicited by Management will be voted “FOR” the authorization of the directors to fix the remuneration of the auditors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE AUTHORIZATION OF THE DIRECTORS TO FIX THE REMUNERATION OF THE AUDITORS.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, as amended, for fiscal year 2008, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, Workstream Inc., 485 N. Keller Road, Suite 500, Maitland, FL 32751, Phone: (866) 953-8800 or on our website at www.workstreaminc.com.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholders wishing to submit proposals for inclusion in the proxy circular and proxy statement for the 2009 Annual Meeting of Shareholders must submit such proposals to us at 485 N. Keller Road, Suite 500, Maitland, FL 32751, Attention:  LeAnn Hitchcock on or before June 30, 2009.  In order for the proposal to be included in the proxy circular and proxy statement, the Shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the Securities and Exchange Commission as set forth in Rule 14a-8 of the Securities Exchange Act of 1934.

CERTIFICATE

The contents of this Proxy Circular and Proxy Statement, and the sending of it to the holders of shares of Workstream, to each director of Workstream and to the appropriate governmental agencies have been approved by the Board of Directors.

DATED at Ottawa, Ontario, this 30th day of April 2009.

BY ORDER OF THE BOARD

Signed by:

Michael Mullarkey
Executive Chairman

WORKSTREAM INC.
PROXY
2008 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
FRIDAY, MAY 29, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF WORKSTREAM INC.

The undersigned shareholder of WORKSTREAM INC. (the "Corporation") hereby appoints Michael Mullarkey, Executive Chairman, or failing him, Steve Purello, Chief Executive Officer of the Corporation, to attend and act for and on behalf of the undersigned at the annual and special meeting of the shareholders of the Corporation to be held on the 29th day of May, 2009, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees designated above are specifically directed to vote the shares registered in the name of the undersigned, as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

WORKSTREAM INC.

MAY 29, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/View Material.asp?CoNumber=10625

Please date, sign and mail
your proxy card in the envelope
provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.
1.  Election of the nominees for directors of the Corporation as a group listed below:

NOMINEES:
  Michael Mullarkey
  Thomas Danis
  Michael Gerrior
  Mitchell Tuchman

 FOR ALL NOMINEES
 WITHHOLD AUTHORITY FOR ALL NOMINEES
 FOR ALL EXCEPT (see instructions below)

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2. Appointment of Cross, Fernandez and Riley, LLP as the independent registered public accounting firm and auditor.
 FOR  AGAINST       ABSTAIN

3. Authorization of the directors to fix the remuneration of the auditors of the Corporation.
 FOR  AGAINST       ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED (I) “FOR” THE ELECTION OF DIRECTORS, (II) “FOR” THE APPOINTMENT OF AUDITORS AND (III) “FOR” AUTHORIZING THE DIRECTORS TO FIX THE AUDITORS’ REMUNERATION, AND IN ACCORDANCE WITH THE NOMINEES’ DISCRETION ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The shareholder may appoint a proxyholder, other than the persons designated in this proxy, to attend and act on their behalf at the meeting by inserting said proxyholder’s name in the space provided below:

_______________________________________________

If a different proxyholder is appointed, the proxyholder must bring this card with them to the meeting.

If no date is provided in the space below, this proxy card is deemed to bear the date on which it was mailed.

Signature of Shareholder __________________________ Date___________                                              Signature of Shareholder_______________________   Date:________________

Note:   Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, all each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.